UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 28, 2017 (September 25, 2017)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)    On September 25, 2017, Brookdale Senior Living Inc. (the “Company”) held its 2017 annual meeting of stockholders. At the annual meeting, stockholders of the Company approved the adoption of the Amended and Restated Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan (the “Plan”), which was previously approved by the Board of Directors of the Company.

A summary of the Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A under the section entitled “Description of the Amended and Restated 2014 Plan” beginning on page 65. The summary of the Plan in the Definitive Proxy Statement is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders

(a)    The Company held its 2017 annual meeting of stockholders on September 25, 2017.

(b)    Frank M. Bumstead, Daniel A. Decker and T. Andrew Smith were reelected as Class I directors at the annual meeting, to hold office for a term of three years and until their respective successors are duly elected and qualified. Each such nominee received a majority of votes cast in his election. The terms of office of the following directors continued after the annual meeting: Marcus E. Bromley, Jackie M. Clegg, Jeffrey R. Leeds, William G. Petty, Jr., James R. Seward and Lee S. Wielansky.

The following votes were taken in connection with the election of directors at the annual meeting:

Director Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Frank M. Bumstead	129,498,905	2,965,298	224,270	27,300,671
Daniel A. Decker	127,836,514	4,624,743	227,216	27,300,671
T. Andrew Smith	121,707,815	10,715,308	265,350	27,300,671

The proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2017 fiscal year was approved. The following votes were taken in connection with the proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the Audit Committee's appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2017 fiscal year	151,910,899	6,892,739	1,185,506	—

At the annual meeting, the Company’s stockholders voted on an advisory basis to approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables). The following votes were taken in connection with the proposal:

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Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote to approve named executive officer compensation	114,998,992	17,625,790	63,691	27,300,671

At the annual meeting, the Company’s stockholders also voted on an advisory basis to hold future stockholder advisory votes to approve named executive officer compensation every year. The following votes were taken in connection with the proposal:

Proposal	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Advisory vote on the frequency of future advisory votes to approve named executive officer compensation	110,903,339	55,841	21,691,814	37,479	27,300,671

The proposal to approve the Plan was approved. The following votes were taken in connection with the proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of the Amended and Restated Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan	124,464,484	8,138,391	85,598	27,300,671

(d)      Consistent with the Board of Directors’ recommendation in the Company’s Definitive Proxy Statement on Schedule 14A for the annual meeting and the voting results set forth above, the Company has decided that, until such time as the next advisory vote on the frequency of advisory votes on executive compensation is submitted to stockholders (or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company), the Company will include a non-binding advisory stockholder vote to approve named executive officer compensation in its proxy materials on an annual basis.

Section 9 —     Financial Statements and Exhibits
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
10.1	Amended and Restated Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	September 28, 2017	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, General Counsel and Secretary

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